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Response Genetics Announces Appointment of Dr. Edith P. Mitchell
to Board of Directors

LOS ANGELES, January 19, 2010 — Response Genetics Inc. (Nasdaq: RGDX), a company focused on the development and sale of molecular diagnostic tests for cancer, today announced that Edith P. Mitchell, M.D. has been appointed to the company’s Board of Directors. Dr. Mitchell is a clinical professor of Medicine and Medical Oncology at Jefferson Medical College of Thomas Jefferson University, where she is also the program leader of Gastrointestinal Oncology.

Dr. Mitchell will replace Dr. David Gandara who tendered his resignation as a member of the company’s Board of Directors effective as of January 19, 2010.

“We are pleased to welcome Dr. Mitchell to our Board of Directors,” said Kathleen Danenberg, CEO and president of Response Genetics. “Dr. Mitchell’s impressive record of achievement has distinguished her as a thought leader in gastrointestinal oncology and personalized medicine. We believe her breadth of clinical experience will provide an important viewpoint as we continue to grow our company. I would also like to express my gratitude to Dr. Gandara for his contributions to the company and willingness to continue in a scientific advisory role.”

Dr. Mitchell received her medical degreee from the Medical College of Virginia and served as a physician in the U.S. Air Force, where she attained the rank of Brigadier General. Dr. Mitchell has extensive clinical research experience and is a member of multiple national study sections and commitees.

About Response Genetics, Inc.

Response Genetics Inc. (“RGI”) is focused on the development and sale of molecular diagnostic tests for cancer. RGI’s technologies enable extraction and analysis of genetic information from genes derived from tumor samples stored as formalin-fixed and paraffin-embedded specimens. In addition to diagnostic testing services, the Company generates revenue from the sales of its proprietary analytical pharmacogenomic testing services of clinical trial specimens to the pharmaceutical industry. RGI was founded in 1999 and its principal headquarters are located in Los Angeles, California. For more information, please visit www.responsegenetics.com.

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Forward-Looking Statement Notice

Except for the historical information contained herein, this press release and the statements of representatives of RGI related thereto contain or may contain, among other things, certain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995.

Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions, such as the ability of the Company to expand the sales force and to recruit sales representatives by the end of Q1, the ability of the Company to continue to maintain the run rate, the ability of the Company to maintain the current reorder rate, the ability of the Company to continue to collect revenues on sales of its ResponseDX tests and to maintain the current reimbursement rate, the cost-effectiveness of test panels, and other statements identified by words such as “projects,” “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans” or similar expressions.

These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results, including, without limitation, actual sales results, if any, or the application of funds, may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise, except as required by law.

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